UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 22, 2019
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INTERNATIONAL SPEEDWAY
CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Florida	000-02384	59-0709342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Daytona Boulevard, Daytona Beach, Florida		32114
(Address of Principal Executive Offices)		(Zip Code)
(386) 254-2700
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock - $.01 par value	ISCA	NASDAQ/National Market System

Securities registered pursuant to Section 12 (g) of the Act:
Common Stock — $.10 par value
Class B Common Stock — $.01 par value
(Title of Class)
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Joie Chitwood is resigning from his position as Executive Vice President, Chief Operating Officer of International Speedway Corporation (the “Company”) effective November 30, 2019 (the “Effective Date”). In connection with Mr. Chitwood’s resignation, the Company entered into a resignation and confidentiality agreement with Mr. Chitwood dated August 19, 2019 pursuant to which Mr. Chitwood will receive compensation in the amount of $470,730. In addition, Mr. Chitwood will continue to receive, through the Effective Date, his salary, customary benefits and Company shares under the Company’s Long Term Incentive Plan.

A copy of the Company’s press release, dated August 22, 2019, announcing the resignation of Mr. Chitwood as Executive Vice President, Chief Operating Officer, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description of Exhibit	Filing Status
1	(99.1)	Press Release	Attached herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)

August 22, 2019	By:	/s/ Benjamin Odom
Benjamin Odom
Vice President - Deputy General Counsel